UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2008

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry Into a Material Definitive Agreement

On June 16, 2008, GPS Industries, Inc (the “Company”) entered into an agreement (the “Tulip Agreement”) with Tulip Group Investments Limited (“Tulip”) pursuant to which (a) Tulip or its nominee agreed to loan to the Company $5,500,000 (the “Loan”) pursuant to a Non-negotiable Convertible Promissory Note (the “Note”). The Tulip Agreement and the Note have an effective date of June 12, 2008. The Note bears interest on a non-compounded basis at the rate of 7%. The principal amount and accrued unpaid interest is payable on June 12, 2011 (the “Maturity Date”). The Note is secured by a lien on the assets of the Company which lien is subordinate to the lien of Silicon Valley Bank and certain other secured creditors but on parity with the lien in favor of Great White Shark Enterprises LLC, the Estate of Douglas Wood and Hansen, Inc. At any time prior to the Maturity Date, Tulip has the right to convert all or a portion of the Loan into shares of a newly created Series C Preferred Stock (the “Series C Preferred Stock”) at a conversion price of $10.00 per share and shares of Common Stock at a conversion rate of $0.31 per share (subject to adjustment as provided in the Note). The Series C Preferred Stock has a liquidation preference of $10.00 per share and will participate on a parity basis with the holders of the Series B Preferred Stock with respect to liquidation. The holders of the Series C Preferred Stock have limited and specified voting rights and a conditional right to elect one director. Upon conversion of the Loan, the Company will issue to Tulip a warrant granting Tulip the right to purchase up to 22,540,983 shares of Common Stock at a price of $0.122 per share (the “Warrant”). The Tulip Agreement also contemplates the formation of a special purpose vehicle to (the “Lease Repurchase Company) to acquire existing lease contracts of the Company to be capitalized with not less than $9,500,000 with the right of the Company to request that the Lease Repurchase Company provide up to 100% of its monthly net revenue in the form of a shareholder loan (the “Additional Shareholder Loan”), and (3) form a second special purpose vehicle (the “Lease Finance Company”) to provide financing for the Company’s systems with the Lease Finance Company to be capitalized in the amount of $6,000,000. As part of the overall transaction, Tulip entered into a Purchase Option Agreement on June 16, 2008 with Leisurecorp, LLC, a Dubai limited liability company (“Leisurecorp”) and Great White Shark Enterprises, LLC, a Florida limited liability company (“GWSE”), pursuant to which Tulip was granted the exclusive right and option to purchase shares of the Company’s Common Stock, Series B Preferred Stock and warrants to purchase shares of Common Stock from Leisurecorp and GWSE.

On June 16, 2008, the Company entered into an Employment Agreement with David Chessler pursuant to which the Company employed Mr. Chessler as its Chief Executive Officer for a term commencing June 16, 2008 and expiring on December 31, 2011.

Under the Employment Agreement, Mr. Chessler is entitled to a base salary of $120,000 through 2009, $126,000 for 2010, and $132,000 for 2011. For each annual period, beginning January 1, 2009, Mr. Chessler is entitled to a bonus equal to 50% of his base salary if at least half of the performance criteria set forth in the Employment Agreement for that particular year had been achieved. Mr. Chessler is also granted options to purchase an aggregate of 60,000,000 shares of the Company’s common stock, divided into 39 tranches. Tranches 1-15 have a term of 30 months and Tranches 16-39 have a term of 24 months from the date of vesting. With the exception of Tranches 1 and 2 (both of which vest on June 11, 2008), the options do not vest until the satisfaction of certain performance criteria have been achieved.

The Company may terminate Mr. Chessler’s employment at any time with or without cause. If the Company terminates Mr. Chessler’s employment without cause, or Mr. Chessler terminates his employment under circumstances constituting “good reason,” Mr. Chessler will be entitled to the less of either a continuation of base salary for the remaining period of the term or twelve months base salary in each case at the rate in effect as of the termination date. “Good reason” includes, among other things, a change of control of the Company where an unaffiliated party acquires at least 90% of the Company’s capital stock or all of the Company’s assets, any diminution of the performance criteria used to determine Mr. Chessler’s bonus opportunity, or any reduction of Mr. Chessler’s base salary without his consent.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 16, 2008, Tulip lent the Company $5,500,000 pursuant to the Note. The information set forth in Item 1.01 is incorporated into this Item 2.03.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008 the Company notified Carl Marks Advisory Group, LLC, which had been providing interim management services under a Consulting Agreement dated November 16, 2007, that continuation of said Consulting Agreement services would no longer be required.  Therefore, effective June 16, 2008, Roger Paradis no longer continues service as the Company’s Interim Chief Operating Officer.  Mr. Paradis and Carl Marks Advisory Group will continue as advisors to the Company thru the ten day notice period as provided by the November 16, 2007 Consulting Agreement.

On June 16, 2008, the Company’s board of directors appointed David Chessler as the Company’s Chief Executive Officer and elected Mr. Chessler as a member of the Company’s Board of Directors. The terms of Mr. Chessler’s employment as Chief Executive Officer are set forth in Item 1.01 and incorporated herein by reference.

David Chessler, 39, began his career as an entrepreneur, taking several companies from start-up to sale between 1991 and 2002. Mr. Chessler has been the managing member of DC Leasing, LLC since January 2003. DC Leasing and their subsidiaries hold and manage many different assets from RFID asset tracking tags developed to track valuable assets as they were moved throughout global locations, to asset based debt lending, GPS golf course leasing, reverse mergers, land banking and a diverse variety of strategic lending. From March 1993 to October 2002 Mr. Chessler was the CEO and Founder of ParView, Inc., which manufactured GPS golf system mounted in the roof of the golf cart. Mr. Chessler oversaw day to day operations, capital raising and strategic relationships. In January 2003, Mr. Chessler formed Global Asset Tracking, LLC (GAT), a technology company funded by Yamaha to develop an asset tracking tag to manage inventory control for their product lines. Mr. Chessler continued to expand his investment portfolio and formed multiple investment companies that held a variety of assets from real estate ventures to individual company loans.

ITEM 8.01 Other Items.

A copy of the press release issued by the Company on June 19, 2008 regarding the Tulip Agreement and the appointment of David Chessler is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of June 16, 2008 between the Company and David Chessler.

10.2	Agreement dated as of June 12, 2008 between the Company and Tulip.

10.3	Convertible Note in the principal amount of $5,500,000 in favor of Tulip.

99.1	GPS Industries, Inc. press release, dated June 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of June 2008.

By:	/s/ Joe Miller
Joe Miller
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated as of June 16, 2008 between the Company and David Chessler.
10.2	Agreement dated as of June 12, 2008 between the Company and Tulip.
10.3	Convertible Note in the principal amount of $5,500,000 in favor of Tulip.
99.1	GPS Industries, Inc. press release, dated June 19, 2008.